UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) —May 8, 2008

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

NUCRYST Pharmaceuticals Corp.
50 Audubon Road
Wakefield, MA 01880
(Address of principal executive offices)
Registrant’s telephone number, including area code: (780) 992-5626

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amendments to Equity Incentive Plan Approved at Annual and Special General Meeting of Shareholders
On May 8, 2008, at the Annual General and Special Meeting of Shareholders, the shareholders of NUCRYST Pharmaceutical Corp. (the “Company”) approved amendments to the NUCRYST 1998 Equity Incentive Plan, as amended (the “Plan”) including an amendment to increase the maximum number of common shares reserved for issuance under the Plan from 2,200,000 common shares, representing 12% of the outstanding common shares of the Company as of March 11, 2008 to an amount which is equal to 15% of the issued and outstanding common shares of the Company.
In addition to the amendment to increase the number of common shares reserved for issuance under the Plan, the shareholders approved additional amendments to the Plan which are summarized as follows:
Amending Provisions.
Our Board of Directors has the right at any time to alter, amend, suspend or discontinue the Plan without approval of shareholders, subject to certain exceptions and subject to, as applicable, the approval of the NASDAQ Stock Market and any required regulator approvals.
Removal of Certain Limits on Grants to Insiders
The Plan was amended to remove certain limitations contained in the Plan on grants of awards to insiders of the Company. In particular, the limitation that no more than 10% of the issued and outstanding common shares, in aggregate, of the Company may be reserved for issuance at any one time to insiders under the Plan was removed as was the limitation that the number of common shares issued to insiders under the Plan within a one year period shall not exceed 10% of the total number of issued and outstanding common shares.
Computation of Available Shares
For purposes of computing the number of common shares available for grant under the Plan, the Plan was amended to clarify that the common shares that have been issued pursuant to the exercise of awards granted pursuant to the Plan will become available for issuance under the Plan.
Adjustment of Exercise/Settlement during Blackout Periods
The Plan was amended to provide for the extension of awards that expire or are to be settled during a Company Black-Out Period (as that term is defined in the Plan). In particular, the Plan was amended to provide that: (i) where the expiry date of an Option or Tandem Right occurs during or within ten non-blackout trading days following the end of a Blackout Period, the expiry date for such option or Tandem Right shall be the date which is ten non-blackout days following the end of such Blackout Period; and (ii) where the date for the settlement of the grant of common shares or the right to receive common shares pursuant to the Plan occurs during a Blackout Period, the Company shall make such settlement within ten non-blackout trading days following the end of such Blackout Period.
The summary of the amendments to the Plan contained herein is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.55 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.55	NUCRYST Pharmaceuticals Corp. 1998 Equity Incentive Plan, as amended.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
By:	/s/ Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary

DATE: May 14, 2008